UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2010

Vyteris, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 1, 2010, Vyteris, Inc. (the “Registrant”) filed a complaint against Ferring Pharmaceuticals, Inc. (“Ferring”) entitled “Vyteris, Inc. v. Ferring Pharmaceuticals, Inc.” (the “Lawsuit”) in the Superior Court of New Jersey, Chancery Division – Essex County.  A copy of this complaint was forwarded by Registrant to Ferring on July 6, 2010 and will be formally served in the ordinary course.

By way of background, on December 21, 2009, the Registrant received notice from Ferring of its termination of the License and Development Agreement by and between the Registrant and Ferring (“Agreement”), effective January 21, 2010, under Section 9.04 of the Agreement.   Upon a termination by Ferring under Section 9.04, the following disposition of intellectual property associated with the Agreement is required to occur pursuant to Section 9.05 of the Agreement:

a)
all licenses and other rights granted to the Registrant shall, subject to the continued payment to Ferring of certain royalty payments under the Agreement, be converted to and continue as exclusive, worldwide irrevocable, perpetual, sub-licensable licenses to develop, make, have made, use, sell, offer to sell, lease, distribute, import and export the Product;

b)	all licenses and other rights granted to Ferring under the Agreement shall be terminated as of the effective date of the termination;

c)
Ferring shall grant to the Registrant an irrevocable, perpetual, exclusive, royalty-free, sub-licensable license to practice certain intellectual property jointly developed under the Agreement with respect to the iontophoretic administration of infertility hormone;

d)
Ferring shall cease to use and shall assign to the Registrant all of its rights, title and interest in and to all clinical, technical and other relevant reports, records, data, information and materials relating exclusively to the Product and all regulatory filings (including any NDA, 510(k) or similar regulatory filing) relating exclusively to the Product and provide the Registrant one copy of each physical embodiment of the aforementioned items within thirty (30) days after such termination; and

e)
Ferring shall cease to use any Know-How, Information or Materials arising under this Agreement to the extent such Know-How, Information or Materials is owned by Ferring and shall promptly return to the Registrant all such materials.

Subsequent to receipt of such notice, the Registrant attempted to reach a reasonable resolution of the outstanding matters with Ferring, including payment of any amounts due.  The negotiations were unsuccessful as Ferring sought to reach resolutions not contemplated by the Agreement pursuant to its December 21, 2009 termination under Section 9.04, to which the Company does not believe Ferring is entitled under its Section 9.04 termination, as detailed above.

In the Lawsuit, Registrant asserts claims against Ferring for various causes of action, including, but not limited to, injunctive relief, declaratory judgment, money damages, and various other claims arising out of Ferring’s termination of the License and Development Agreement in December 2009 and Ferring’s conduct subsequent to the December 2009 termination.  In the complaint filed with respect to the Lawsuit, Registrant seeks various types of relief which include: (i) injunctive relief requiring Ferring to turn over all information requested by Vyteris under Section 9.05 of the License and Development Agreement; (ii) a declaratory judgment that Registrant is entitled to receive from Ferring, inter alia, all test data, results, analyses and intellectual property under Section 9.05, and (iii) various compensatory, punitive and treble damages, as well as costs of suit, interest and attorneys’ fees.

The Lawsuit is in its initial stages, and Registrant cannot predict the outcome of the Lawsuit, or what relief it shall receive, if it does prevail on the merits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated:  July 12, 2010